Exhibit 10.1

WESTERN UNION NORTH AMERICA AGENCY AGREEMENT (ABMT Services)

This Agency Agreement (this “Agreement”) is entered into by Western Union Financial Services, Inc., a Colorado corporation (“Western Union” or “WUNA”) and the undersigned Agent.

Agent and WUNA agree as follows:

1 Definitions. Capitalized terms used herein shall have the meanings given to such terms as set forth in this Section 1 or as defined elsewhere in this Agreement or any Attachment hereto.

1.1 “Account” means a valid checking or savings account held with Agent.

1.2 “Account Holder” means an individual who holds an Account in their own name and is at least eighteen (18) years of age.

1.3 “Agent Website(s)” means one or more Agent-operated, secure Internet websites with appropriate internet banking functionality approved in advance by WUNA in writing, from which Account Holders may conduct Money Transfer Services.

1.4 Intentionally Left Blank.

1.5 “Channel” means Agent Website(s).

1.6 “Consumer” means any individual that is authorized to use the Money Transfer Services through any Channel.

1.7 “Designated Account” means an Account designated by an Account Holder for use with On-line Money Transfer transactions.

1.8 “Money Transfer” means a money transfer transmitted through the WUNA system.

1.9 “Money Transfer Services” means the receipt of funds by Agent for transmission and disbursement for a fee, as further described in Part A.

1.10 “Online Account Based Money Transfer Service” or “On-line Money Transfer” means a Money Transfer transaction initiated and/or paid through an Agent Website.

1.11 “On-line Receiver” means an Account Holder who (i) is authorized to use an Agent Website to receive Money Transfer transactions, and (ii) elects to receive funds as a result of a Money Transfer transaction into his or her Designated Account.

1.12 “On-line Sender” means an Account Holder who (i) is authorized to conduct On-line Money Transfer, and (ii) initiates an On-line Money Transfer using funds from their Designated Account.

1.13 “Qualifying Transaction” means a Money Transfer transaction where a Consumer has accessed the Money Transfer Services through an Agent Website and completed such transaction via the Agent Website. A Qualifying Transaction does not include partial or full chargebacks, cancellations, refunds, or otherwise incomplete transactions.

1.14 “Service Requirements” means the documents detailing the methods by which Agent will provide Money Transfer Services (through any Channel), including the Agency Reference Guide, Bank Secrecy Act Compliance Manual, the GBS Business Requirements, the GBS Developer Guide, the GBS Agent Integration Guide, the GBS User Test Cases operations manuals, user guides, customer forms, receipts, record retention schedules, rate schedules and applicable tariffs, policies, rules and regulations, all as may be amended from time to time by WUNA.

1.15 “Services” means the Money Transfer Services.

1.16 “Trust Account” means a bank account maintained by Agent for the purpose of depositing MT Trust Funds (as defined in Part A),. The Trust Account shall be maintained at a federally insured financial institution designated by Agent and shall meet the requirements specified by WUNA from time to time. Agent shall provide to WUNA all Trust Account activity and balance records and information as may be requested by WUNA from time to time. Agent shall provide WUNA with 14 days’ advance written notice prior to changing the Trust Account in any manner.

2 Services. WUNA appoints Agent as its delegate, authorized to offer the Services indicated on the signature page hereof in accordance with the terms and conditions of this Agreement and Agent shall comply with the terms, conditions and procedures set forth in the applicable Description of Service (attached as Part A) and with the Service Requirements. Current copies of the Service Requirements have been provided to Agent by WUNA and are available upon request from WUNA.

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3 Money Transfer Service Channel. Agent shall provide the following Services through the following Channel:

Agent Website(s). (a) Agent shall offer the Money Transfer Service through the Agent Website(s) using web pages, scripts and instructions specified by WUNA or in conformance with WUNA requirements. Each Agent Website shall be identified on Attachment IB. Except as necessary for regularly scheduled maintenance, or as otherwise required or approved by WUNA, Agent shall offer the Services through the Agent Website(s) on a twenty-four hours per day basis for each day during the Term.

(b) Change of Agent Website(s). Agent shall not close an Agent Website through which the Money Transfer Service is offered without giving WUNA 90 days prior notice. Agent shall not offer the Money Transfer Services through an Agent Website that is not listed on Attachment IB without giving WUNA 90 days prior notice and without WUNA’s prior approval.

4 Advertising; Trademarks.

4.1 Advertising. Agent agrees to advertise and promote the Services so as to develop consumer interest and confidence in the Services and to enhance the goodwill associated therewith and with WUNA’s Trademarks. Agent shall (a) participate in WUNA’s promotional programs, (b) make prominent use of signs, brochures, displays, decals and other promotional materials provided by WUNA, and (c) comply with WUNA’s merchandising standards, as set forth in Part A, and/or the Service Requirements, as applicable.

4.2 Approval. Agent may promote any of the Services in its own advertising or promotional materials in any form of media, including radio, television, print or the Internet, subject to the prior written approval of WUNA. Requests for such approval shall be forwarded to: WUNA, Attention: Trademark Administrator, 7001 E. Belleview Avenue, Denver, Colorado 80237. WUNA may periodically inspect Agent’s advertising and promotional materials relating to the Services for compliance with this Agreement. If WUNA reasonably considers Agent’s promotion of the Services to be improper, misleading or otherwise contrary to Agent’s obligations under this Agreement, Agent shall promptly modify or replace the same, subject to WUNA’s prior written approval, or discontinue such promotion.

4.3 Trademarks. Agent is granted a nonexclusive, royalty-free right to use the trade names, trademarks, trade dress, symbols, logos and copyrighted material (collectively “Trademarks”) of WUNA specified by WUNA from time to time, and WUNA is granted the nonexclusive, royalty-free right to use Agent’s Trademarks, each for the limited purpose of advertising and promoting the Services, and subject in each case to the prior written approval of the party whose Trademarks are being used. Each party agrees that use of any other party’s Trademarks shall not confer any proprietary right thereto. Each party shall cease all use of the other party’s Trademarks immediately upon termination or suspension of this Agreement.

4.4 Press Releases. No party may issue any press release or other public notice relating to the subject matter of this Agreement without the prior written approval of the other party.

5. Confidentiality.

5.1 Agent acknowledges that all records and information regarding consumers that Agent may collect specifically relating to the Services (including but not limited to, information provided by consumers on input forms, Agent Website(s) or otherwise to initiate or receive a Services transaction) (“Consumer Information”) is the exclusive property of WUNA. For avoidance of doubt, any information collected by the Agent in its ordinary course of business and independent of the Services shall not be exclusive property of WUNA. Agent agrees that it shall only use the Consumer Information in its performance of the Services, and that Agent shall not use, sell, rent, exchange or otherwise disclose the Consumer Information to any party other than WUNA for any purpose whatsoever without the prior written consent of WUNA, except as may be required by Applicable Law. All Consumer Information shall be provided to WUNA upon its request. If WUNA shall consent to any collection, use or transfer of Consumer Information, then Agent warrants to WUNA that such collection, use and transfer shall be accomplished in full compliance with all applicable laws and regulations governing data protection and consumer privacy, and with the Service Requirements. In the event that Agent receives a request or demand to disclose any Consumer Information outside of the ordinary course of reporting Agent shall immediately notify WUNA and, if requested by WUNA, will fully cooperate with any effort to obtain a protective order or any other protective measures. Agent acknowledges that the Service Requirements set forth retention and destruction schedules and requirements for certain forms and/or documents (including electronic forms and documents) that contain Consumer Information and other confidential information. Agent shall comply with such obligations and shall promptly inform WUNA in the event of any non-compliance with such requirements.

5.2 Agent agrees that neither Agent nor its officers, principals, employees, contractors or agents shall use, sell, rent, exchange or otherwise disclose to any person or entity, other than WUNA, and other than for purposes of Agent’s performance under this Agreement, or as may be required by Applicable Law: (a) the Service Requirements; (b) security identifications, account numbers, agent numbers, and WUNA’s other security measures and/or procedures; (c) sales or transaction volumes, revenues, earnings, commission rates, terms, conditions or payments hereunder; (d) Consumer Information; or (e) any other confidential information with respect to WUNA, the Services, this Agreement, or the relationship between the parties.

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5.3 Agent shall cooperate with WUNA in implementing all procedures mandated by law in order to protect consumer privacy and/or consumer data, and any such reasonable policies and/or procedures implemented by WUNA.

5.4 WUNA agrees that it shall not sell, rent, exchange or otherwise disclose any financial information of Agent to any party other than as may be required by law or as may be voluntarily reported to a governmental or regulatory agency by WUNA, pursuant to its internal compliance policies or in connection with money transmission, sales of checks or anti-money laundering laws or regulations.

5.5 Agent shall install and use a reasonable change control process to ensure that access to Western Union’s confidential information and Consumer Information is controlled and recorded. Agent shall notify WUNA of any planned system configuration changes or other changes affecting the how such change will impact the security and protection of WUNA’s confidential information or Consumer Information.

5.6 Agent agrees that upon the request of WUNA all Confidential Information (electronic and paper) in Agent’s possession shall be promptly returned (including any copies, extracts, descriptions and summaries thereof) to WUNA or Agent shall certify in writing to WUNA that all Confidential Information has been destroyed.

6 Compliance with Laws.

6.1 Compliance with Laws. Agent shall comply (and shall cause its officers, principals and employees to comply) with all federal, state and local laws and regulations applicable to Agent’s business and to Agent’s provision of the Services, as may be amended from time to time (collectively “Applicable Law”), including but not limited to: (a) state and federal licensing laws and regulations; (b) the Bank Secrecy Act (31 U.S.C. § 5311 et. seq., and its implementing regulations, 31 C.F.R. Part 103); (c) the IRS’s cash reporting requirements (26 U.S.C. § 6050I) and related regulations; (d) state currency reporting requirements; (e) federal and state anti- money laundering laws, including all rules and regulations promulgated thereunder (e.g., 18 U.S.C. §§ 1956 and 1957); (f) all applicable state money transfer or sale of checks laws and regulations (including those laws and regulations referred to or set out in Schedule A, if any); (g) all applicable federal and state privacy laws and regulations; (h) the USA PATRIOT Act; (i) the National Automated Clearing House rules, regulations and guidelines, including but not limited to the International ACH Transaction Rule; (j) the Electronic Funds Transfer Act and Regulation E; (k) the Electronic Signatures in Global and National Commerce Act; (k) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 1073 and related regulations); (l) the Consumer Financial Protection Bureau Remittance Rules (77 FR §§ 6194, 40459 and 50243) and related regulations; and (m) all applicable federal and state laws regulating access for the disabled, including but not limited to the Americans with Disabilities Act.

6.2 Nondiscrimination/Affirmative Action. Agent hereby agrees that Agent will not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, age disability, or veteran status. As a government contractor we are incorporating the following regulations into this Agreement, as applicable: 41 C.F.R. §§ 60-1.4, 60-300.5, 60-741.5 and 48 C.F.R. §§ 52.222-26, 52.222-35–52.222-37, 52.222-40, 52.222-54. The following language is also incorporated, as applicable: This contractor and subcontractor shall abide by the requirements of 41 CFR 60-300.5(a) and 41 CFR 60- 741.5(a). These regulations prohibit discrimination against qualified individuals on the basis of protected veteran status or disability, and require affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans and individuals with disabilities.

7 Representations and Warranties.

7.1 Agent and its Employees. With regard to itself, and on behalf of its officers, principals and all other Agent employees and/or representatives with managerial oversight and/or responsibility for Agent locations offering the Services, Agent represents and warrants that: (a) all information disclosed to WUNA in connection with the application process to become a WUNA Agent (the “Agency Agreement Application”) is true, accurate, and complete; (b) none of them has been convicted of any felony that has not been disclosed to WUNA, in writing, prior to the Effective Date; (c) none of them has been charged with or convicted of (or pleaded guilty or no contest to) any criminal act constituting, involving or relating to: fraud; embezzlement; theft; money laundering; the financing of terrorism or terrorist organizations; the importation of undocumented aliens; receipt of stolen property; or the possession, use, manufacture or distribution of any narcotic or other controlled substance. This representation and warranty shall be deemed an ongoing representation and warranty from Agent. Agent shall provide notice to WUNA within forty-eight hours after becoming aware of the fact that any of the foregoing representations or warranties shall cease to be true at any time during the term of this Agreement.

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7.2 On-line Money Transfer. Agent represents and warrants, that it will ensure that (i) only Account Holders are permitted to conduct On-line Money Transfer transactions, (ii) all Account Holders are properly authenticated and verified to be a customer of Agent for whom Agent has on file a valid signature and identification information, (iii) it will obtain all necessary and proper authorizations to debit and/or credit Designated Accounts of On-line Senders and On-line Receivers, and (iv) Agent’s agreements and documents with Account Holders permit and contemplate the type(s) of services and electronic funds transfers as contemplated by this Agreement and as agreed to by the parties.

7.3 Customer Identification Program. Agent certifies, as of the Effective Date and on no less than an annual basis thereafter, that it (a) has implemented an AML/BSA program acceptable to WUNA, and (b) will perform Account Holder identification and authentication requirements on behalf of WUNA for On-line Money Transfer transactions.

7.4 Subagents. Agent represents and warrants that it shall not appoint any subagents hereunder and shall not offer the Services at or through any entity not a party to this Agreement or at or through any Agent Website not expressly included under this Agreement.

7.5 Ownership. Agent represents and warrants that it has disclosed to WUNA all ownership or other interests that Agent, its affiliates, and their respective officers, directors, and principals, as applicable, may have in any other WUNA delegate.

7.6 Authority. Agent and WUNA represent and warrant to each other that: (a) each has full power and authority to enter into this Agreement; (b) the execution, delivery and performance by each party of this Agreement will not constitute a default (or an event which, with notice or lapse of time or both, would cause a default) under any contract or agreement to which Agent or any of its affiliates are a party, or require consent or approval from any other party to any such contract; and (c) this Agreement constitutes a legal, valid and binding obligation of each party, enforceable against each party in accordance with the terms and conditions of this Agreement.

7.7 No Warranty. WUNA MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ANY EQUIPMENT, SOFTWARE AND OTHER ITEMS PROVIDED UNDER THIS AGREEMENT, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY, AND ANY WARRANTY AGAINST INFRINGEMENT. ANY EQUIPMENT, SOFTWARE OR OTHER ITEMS PROVIDED UNDER THIS AGREEMENT BY WUNA ARE PROVIDED TO AGENT “AS IS” WITH ALL FAULTS.

8. Term and Termination.

8.1 Term. This Agreement shall be effective on the Effective Date and continue in force for a period of five years (the “Initial Term”), unless otherwise terminated as provided herein. This Agreement shall automatically renew for an additional term of five years (the “Renewal Term”), unless either party provides the other party with at least 12, but not more than 24, months prior written notice of termination. Upon expiration of the Initial Term and the Renewal Term, this Agreement shall continue in effect, subject to the right of either party to terminate this Agreement at any time thereafter by giving the other party at least 12 months prior written notice of termination.

8.2 Suspension and Termination. WUNA may take, or request that Agent take (as applicable) any one or more of the Remedial Actions (as defined below) if WUNA, reasonably determines: (i) that a material adverse change in the financial condition or business prospects of Agent, a principal of Agent or any guarantor of this Agreement, has occurred, or may occur, in the following twelve (12) months; (ii) that Agent’s continued performance under this Agreement is, or may become, impaired; (iii) there is excessive fraud occurring at Agent’s locations or with respect to On-line Money Transfer transactions; or (iii) Agent breaches any of the terms, conditions, representations or warranties set forth in this Agreement (including the provision of false or misleading information) or any other agreement between WUNA, or an affiliate of WUNA, and Agent or a principal of Agent.

8.3 Remedial Action. As used in this Agreement a “Remedial Action” is defined as: (a) Agent’s immediate wire transfer of the MT Trust Funds, MO Trust Funds and/or other amounts due and owing to WUNA; (b) the immediate suspension, or termination, of Agent’s ability to provide one or more of the Services at one or more Agent Location or Agent Website; (c) immediate termination of Part A or this Agreement; (d) exercise any legal and/or equitable remedies available to WUNA, for which WUNA shall be entitled to reimbursement of reasonable attorneys’ fees and expenses; (e) satisfaction of any amount owed by Agent to WUNA by offset against any funds that may be due or owing by WUNA (including its affiliates) to Agent; (f) securing, for the benefit of WUNA, a bond, irrevocable letter of credit or other similar instrument acceptable to WUNA; (g)assessing a late charge on the amounts due to WUNA by Agent, in the amount of the greater of: (i) $25.00 per day, or (ii) interest on the entire amount owed to WUNA at the rate of two percentage points (2%) above the prime rate of interest published in the Wall Street Journal (or any other financial publication designated by WUNA) in effect at that time, or the maximum interest rate allowed under applicable law, or (h) assessing a charge of $50.00 for each failure by Agent to make payment due to insufficient funds.

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8.4 Violation of Law. Notwithstanding any other provision of this Agreement to the contrary, WUNA may immediately terminate this Agreement with regard to any or all Agent Website(s), if WUNAreasonably determines that compliance with this Agreement would cause WUNA or any of its affiliates to violate or potentially violate any local, state or federal law or regulation or any court order.

9 Indemnification; Limitation of Liability.

9.1 Indemnification by Agent. Agent shall indemnify and hold WUNA, its affiliates, and their respective officers, directors, agents and employees, harmless from and against any claims, losses, causes of action, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) arising out of or resulting from:

(a) any violation of this Agreement; (b) Agent’s failure to comply with Applicable Law; (c) any failure to adhere to the Service Requirements (including any payments of Money Transfers to other than the intended recipients, in excess of the authorized amount, or resulting from any failure to mark the transaction as paid-out in the will call file); (d) any claim or dispute regarding Agent’s debit or credit of funds from a consumer’s Designated Account; (e) any negligence, recklessness or willful misconduct of Agent, its officers, directors, agents or employees, as applicable; (f) the loss, misuse, theft, burglary, forgery, robbery or other crime, destruction, disappearance and all other causes of loss with respect to the MT Trust Funds, including the receipt of counterfeit currency or checks; or (g) any claim or dispute related to fraud on an Account Holder’s Designated Account. The indemnification obligations set forth herein shall survive the termination of this Agreement.

9.2 Indemnification by WUNA. WUNA shall indemnify and hold Agent, its affiliates, and their respective officers, directors, agents, and employees, harmless from and against any third party claims, losses, causes of action, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) arising out of or resulting from any mishandling, delay, non-delivery or other errors or omissions concerning the Money Transfer Services caused by WUNA prior to transmission to Agent or after acceptance from Agent and not attributable to the acts or omissions of Agent, its officers, principals, or employees. The indemnification obligations set forth herein shall survive the termination of this Agreement.

9.3 Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE CUMULATIVE AGGREGATE LIABILITY OF WUNA UNDER THIS AGREEMENT EXCEED $500,000.00 IN DIRECT ACTUAL DAMAGES SUFFERED BY AGENT. IN NO EVENT SHALL WUNA, OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE UNDER ANY LEGAL OR EQUITABLE THEORY (INCLUDING, BUT NOT LIMITED TO TORT, CONTRACT, STRICT LIABILITY, AND WARRANTY) FOR PUNITIVE, EXEMPLARY, SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SIMILAR DAMAGES, INCLUDING LOST PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES AND REGARDLESS OF WHETHER OR NOT WUNA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10 Financial Statements; Audit and Inspection; Agent Security Program.

10.1 Financial Statements. Upon prior request by WUNA from time to time, Agent shall provide to WUNA within fifteen (15) business days its current annual or interim financial statements, certified by Agent’s independent auditors, if available. Agent grants to WUNA, as well as to, Dun and Bradstreet, and consumer credit services, consumer reporting agencies and to state and federal government representatives permission and authorization to verify, receive, exchange and obtain business and/or personal credit and other information, including without limitation, criminal background checks, as part of WUNA’s ongoing evaluation of Agent.

10.2 Records. Agent shall maintain records with respect to the Services for such period as may be required by law or WUNA. Such records shall include copies of all transaction forms, receipts and all other records Agent may compile in connection with its performance of the Services, including any information related to Agent’s Account Holder identification and authentication processes and procedures, and/or any Customer Identification Program described in 31 C.F.R. 103.121. Agent shall provide copies of any such records to WUNA fifteen (15) days after WUNA’s reasonable request.

10.3 Audit. During the term of this Agreement, and for a period of one year thereafter, WUNA shall have the right upon reasonable request of at least 5 business days, to audit and inspect Agent’s books and records related to Agent’s performance of the Services and Agent’s compliance with this Agreement, the Service Requirements, and Applicable Law. Consumer Information is the property of WUNA and is subject to audit, review and collection by WUNA. Upon notice from WUNA of any deficiency, Agent shall correct such deficiency within a reasonable period of time, but no more than thirty (30) business days and shall pay WUNA the reasonable costs related to such audit.

10.4 Agent Security Program. (a) Agent shall establish, implement and maintain administrative, technical and physical safeguards designed for the purpose of: (i) ensuring the security of Western Union’s confidential information and Consumer Information; (ii) protecting against any anticipated threats or hazards to the security or integrity Western Union’s confidential information and Consumer Information; and (iii) protecting against unauthorized access to, or use, destruction or alteration of Western Union’s confidential information or Consumer Information (including, but not limited to, during the disposal of the such information).

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(b) Upon reasonable prior notice, Agent shall provide information about the measures it employs to safeguard WUNA’s confidential information and Consumer Information, and shall permit a security assessment. The parties will agree on enhancements to be implemented by Agent in order to address any insufficient security measures identified in such assessment or otherwise. Agent shall cooperate with WUNA to conduct security vulnerability (penetration) testing on Agent’s system, which may include testing by electronic methods.

(c) If WUNA’s confidential information or Consumer Information includes payment card data (credit and debit cards), then Agent will provide attestation of compliance to PCI Data Security Standards to WUNA upon request.

(d) Agent shall transmit WUNA’s confidential information or Consumer Information only by using a secure connection, and then only if the information is encrypted.

(e) Agent will implement measures to monitor and detect security incidents. Agent shall immediately notify WUNA of any actual or suspected unauthorized access to, use of, or unintended or malicious loss, destruction or alteration of WUNA Consumer information or other confidential information, through WUNA- specified reporting channels. Agent agrees to assist WUNA with all incident handling and forensic investigation in case of such an incident.

11 Insurance. Agent represents and warrants that Agent has sufficient assets or insurance to cover losses or liabilities arising from claims for workers’ compensation, bodily injury, property damage, theft, employee dishonesty, forgery, robbery, burglary, misplacement and similar occurrences, including loss, theft, or damage. Agent’s obligation to maintain insurance hereunder shall not relieve Agent of any of its other obligations hereunder, including its indemnity obligations in Section 9.1.

12 Assignment.

12.1 Any transfer or assignment of this Agreement or any rights hereunder by Agent, in whole or in part, by operation of law or otherwise, without WUNA’s prior written consent, is prohibited, constitutes a material breach of the Agreement and in WUNA’s sole discretion shall be voidable. In the event of such transfer or assignment, the party to whom the Agreement was transferred or assigned shall be bound to the terms and conditions of this Agreement to the same extent as if WUNA and such assignee or transferee, as the case may be, entered into an agreement identical to this Agreement. Furthermore, Agent shall indemnify and hold WUNA harmless from all liabilities, expenses, costs, fees and fines arising from, or in connection with, such transferee’s or assignee’s offering of the Services. For purposes of this Agreement, an assignment or transfer shall include, among other things: (a) a Change of Control of Agent or any person or entity that directly controls the Agent, or (b) the transfer or sale of any substantial part (25% or more in value) of the total assets of Agent. “Change of Control” means that: (i) the persons directly or indirectly owning the voting stock or interests shall cease to own, directly or indirectly, more than 25% of all such voting stock or interests (on a fully-diluted basis); and/or (ii) the persons directly or indirectly owning the voting stock or interests shall otherwise cease to have such ability, directly or indirectly, to elect the majority of the board of directors or other governing members. Under no circumstances shall any assignment or transfer of this Agreement by Agent release Agent from its obligations hereunder unless WUNA consents to such a release in writing.

12.2 Agent shall provide WUNA with written notice of Agent’s intent to liquidate, substantially change the basic nature of its business, or transfer or sell any substantial part (25% or more in value) of its total assets. Agent shall also notify WUNA of any judgment, writ, warrant of attachment, execution or levy against any substantial part (25% or more in value) of Agent’s total assets not later than three days after Agent obtains knowledge of any such judgment, writ, warrant of attachment, execution or levy.

12.3 In no event shall Agent sell, assign or otherwise transfer greater than 50% of the assets used in connection with Agent’s business operated through all, or substantially all, of the Agent Websites covered by this Agreement, unless: (a) WUNA gives its prior written consent to such sale, assignment or transfer and (b) the purchaser, assignee or transferee thereof assumes this Agreement and all of the provisions and obligations of the Agent hereunder. If Agent effects any such sale, assignment or transfer, Agent shall be responsible for all of the termination responsibilities set forth in Section 8A of Part A; Agent shall be responsible for the liquidated damages set forth in such Section, unless: (a) the transferee thereof assumes this Agreement and all of the provisions and obligations of the Agent hereunder, and (b) WUNA consents to the same in writing. In no event shall Agent be relieved of its liability to WUNA or any of its other obligations arising hereunder without WUNA’s prior written consent..

12.4 WUNA may assign or transfer this Agreement and its rights hereunder and may delegate its duties hereunder, in whole or in part, to any third party, whether in connection with a change in ownership or otherwise, without the consent of Agent.

12.5 Except as provided in the following sentence, this Agreement will inure to the benefit of WUNA, its successors and assigns. No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, debtor in possessions, sheriff, constable or any other officer of the court, or other person charged with taking custody of Agent’s assets or business, shall have any right to continue or to assume or to assign this Agreement.

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13 Notices.

13.1 Delivery. All notices hereunder shall be in writing and shall be deemed given when personally delivered, or when sent by facsimile transmission with receipt confirmed, one day after being sent by a reputable overnight courier, or three business days after being mailed by certified mail, return receipt requested, in each case directed: (a) if to Agent, to its address as shown on the face of its Application, to the attention of the representative or party signing this Agreement; (b) if to WUNA, to Western Union, One Belleview Station, 7001 E. Belleview Avenue, Denver, Colorado 80237, Attention: President, with a copy to the same address, Attention: General Counsel; or (c) to such other address for each party as is specified by such party in a notice given to the other party.

13.2 Additional Notice Events. In addition to the events requiring notice under Section 7.1 of this Agreement, Agent shall provide notice to WUNA within forty- eight hours in accordance with Section 13.1 of this Agreement upon the discovery of any of the following events involving or relating to itself, its officers, principals and all other Agent employees and/or representatives, whether or not a criminal offense: (a) fraud; (b) dishonest activities; (c) embezzlement; (d) acting without a license, registration, or authorization required under applicable law; (e) making of false statements or omissions in any communications with WUNA or a governmental agency; (f) larceny; (g) forgery; (h) holdups, thefts, including loss or theft of payment instruments, burglaries, or check kiting schemes; (i) destroying or altering information requested by WUNA or a governmental agency; or (j) operating in an unsafe or unsound manner or any other misconduct.

14 Other Provisions.

14.1 Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING A CLAIM ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

14.2 Waiver of Service of Process. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT THE ADDRESS PROVIDED PURSUANT TO SECTION 13 AND TO ITS REGISTERED AGENT: Corporate Creations Network, Inc., 801 US Highway 1, North Palm Beach, FL 33408

14.3 Independent Contractors. The parties agree that they are acting hereunder as independent contractors and that nothing in this Agreement shall be construed to constitute either party as a partner, employee or agent of the other (except for the limited purpose of offering the Services as defined herein), and no employee or agent of either party shall be deemed to be the employee or agent of the other. Neither party shall have the authority to make any agreement or commitment, nor incur any liability on behalf of the other, nor be liable for any acts or omissions of the other, except as specifically provided herein.

14.4 This Agreement, including, all Parts, Schedules, Exhibits and Attachments hereto, the Agency Agreement Application, the Service Requirements, and all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter herein. This Agreement supersedes all prior understandings, arrangements or agreements, whether verbal or written, between the parties hereto with respect to the subject matter of this Agreement. Provisions of this Agreement that concern or relate to obligations and duties to be performed after the termination of this Agreement shall survive termination of this Agreement to the extent reasonably necessary to effectuate the intent and purpose of such provisions. Except as provided hereinabove, no modification, renewal, extension or waiver of any of the provisions of this Agreement shall be binding upon the parties unless made in writing and signed by the parties. Emails, including emails that bear an electronic “signature block” identifying the sender, shall not constitute signed writings for purposes of this Agreement. No failure of either party to require performance by the other of any provision hereof shall be construed to be a modification of this Agreement or a waiver of any succeeding breach. If any provision of this Agreement is determined to be invalid by a court of competent jurisdiction, such provision shall be deemed void and the remainder of this Agreement shall continue in full force and effect. Except as expressly set forth herein, nothing contained in this Agreement is intended to confer upon any person not a party hereto any rights, benefits or remedies of any kind or character whatsoever, and no such person shall be deemed a third-party beneficiary under this Agreement. In the event this Agreement references more than one person, corporation, partnership or entity as Agent, then it is expressly agreed that the liability of such persons or entities hereunder shall be both joint and several. This Agreement shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York (without regard to any provisions concerning choice of law or conflict of laws which might result in the application of the law of another jurisdiction). In the event this Agreement is translated into a language other than English, it is done solely for convenience purposes, with only the signed English language version of this Agreement being valid and binding upon the parties.

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15. State Specific Requirements. This Section 15 applies to Agent with respect to its locations, if any, in the states listed below:

ARKANSAS, CALIFORNIA, HAWAII, IDAHO, INDIANA, KENTUCKY, MAINE, MARYLAND, MICHIGAN, MINNESOTA, NEBRASKA, NEW MEXICO, NEW YORK, NORTH CAROLINA, NORTH DAKOTA, OREGON, PENNSYLVANIA, SOUTH CAROLINA, TENNESSEE, TEXAS, VIRGINIA, WYOMING

Agent is under a duty to act only as authorized under this Agreement. Agent and WUNA are subject to supervision, regulation and disciplinary action, including but not limited to termination of the Agreement, by or at the direction of the Director or Commissioner (as defined below). Agent hereby consents to the Director’s inspection of the books and records of Agent, with or without prior written notice to WUNA or Agent. As used in this Section 15, “Director” or “Commissioner” means the following for each of the states listed below:

Arkansas – Arkansas Securities Commissioner

California – Commissioner of Business Oversight

Idaho – Director of the Idaho Department of Finance

Hawaii – Hawaii Commissioner of Financial Institutions

Indiana – Director of Indiana Department of Financial Institutions

Kentucky – Executive Director of the Kentucky Office of Financial Institutions

Maine – Director of Office of Consumer Credit Regulation within the Department of Professional and Financial Regulation

Maryland – Bank Commissioner of the Department of Licensing and Regulation

Michigan – Commissioner of the Office of Financial and Insurance Services

Minnesota – Commissioner of Commerce

Nebraska – Director of Banking and Finance

New Mexico – Director of the Financial Institutions Division of the Regulation and Licensing Department

New York – Superintendent of Banking of the State of New York

North Carolina – Commissioner of Banks of the State of North Carolina

North Dakota – Commissioner of the Department of Financial Institutions

Oregon – Director of the Department of Consumer and Business Services

Pennsylvania – Secretary of Banking

South Carolina – South Carolina Attorney General

Tennessee – Tennessee Commissioner of Financial Institutions

Texas – Texas Commissioner of Banking

Virginia -- Virginia Commissioner of Financial Institutions

Wyoming – State Banking Commissioner

ALASKA, ARKANSAS, CALIFORNIA, DISTRICT OF COLUMBIA, IDAHO, ILLINOIS, INDIANA, IOWA, KENTUCKY, MARYLAND, MICHIGAN, MINNESOTA, NEW JERSEY, NEW MEXICO, NORTH CAROLINA, PENNSYLVANIA, SOUTH CAROLINA, VERMONT, VIRGINIA, WASHINGTON, TEXAS

Agent will perform all Services in compliance with the Act (as defined below) and any rules, regulations or orders issued thereunder, as amended from time to time. As used in this Section 15, “the Act” means the following for each of the states listed below:

Alaska – Alaska Uniform Money Services Act, Chapter 55 of Title 6 of the Alaska Statutes

Arkansas – Arkansas Uniform Money Services Act, Arkansas Code, Title 23, Chapter 55

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California – Money Transmission Act of the California Financial Code and of any regulations or orders issued thereunder

District of Columbia – Money Transmissions Law, Chapter 10 of Title 26 of the District of Columbia Code

Idaho – Chapter 29 of Title 26 of the Idaho Code

Illinois – the laws of the State of Illinois and the United States, including without limitation, Illinois Transmitters of Money Act, 205 Illinois Compiled Statutes Section 657

Indiana – Indiana Code Section 28-8-4-1 through Section 28-8-4-53

Iowa – Iowa Uniform Money Services Act, Chapter 533C of the Iowa Code

Kentucky – Kentucky Revised Statutes Chapter 286

Maryland – Maryland Money Transmission Act, Md. Code Ann., Fin. Inst. Sections 12-401 to 12-431

Michigan – Michigan Money Transmission Services Act, Act 250 of 2006, Michigan Compiled Laws Section 487, specifically subsections 1033 and 1034, and any rules, regulations or orders issued thereunder

Minnesota – Minnesota Statutes Annotated Chapter 53B.21

New Jersey – New Jersey Money Transmitters Act, New Jersey Statutes, Title 17, Chapter 15C

New Mexico – Uniform Money Services Act

North Carolina – North Carolina Money Transmitters Act, N.C.G.S. §53-208.41 et seq

Pennsylvania – Money Transmitter Act

South Carolina – South Carolina Anti-Money Laundering Act, Title 35, Chapter 11

Vermont – Chapter 79, Title 8 of the Vermont Statutes

Virginia -- Chapter 19 of Title 6.2 of the Code of Virginia

Washington – Washington Uniform Money Services Act, Revised Code of Washington, Title 19, Chapter 19.230

Texas – All applicable state and federal laws rules and regulations pertaining to money transmission, including Chapter 151 of the Texas Finance Code, relevant provisions of the Bank Secrecy Act and USA PATRIOT Act, and Chapter 271 of the Texas Finance Code, and regulations of the State of Texas, including, but not limited to, the posting of the following notice to consumers as required under Title 7, Section 33.51(d)(1) of the Texas Administrative Code:

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“Complaints concerning money transmission activities of Company should be directed to:

For Western Union Branded Money Transfer Complaints:

Western Union Financial Services, Inc.

P.O. Box 6036

Englewood, CO 80112

For Customer Service, please call: 1-800-325-6000

For Orlandi Valuta Branded Money Transfer Complaints:

Western Union Financial Services, Inc.

P.O. Box 6036

Englewood, CO 80112

For Customer Service, please call: 1-800-515-5505

For Vigo Branded Money Transfer Complaints:

Western Union Financial Services, Inc.

P.O. Box 6036

Englewood, CO 80112

For Customer Service, please call: 800-777-8784

For Money Order Complaints:

Western Union Financial Services, Inc.

P.O. Box 7030

Englewood, Colorado 80155-7030

For Customer Services, please call: 1-800-999-9660

If, after contacting Company, you still have an unresolved complaint regarding the company’s money transmission activity, then please direct your complaint to:

Texas Department of Banking

2601 North Lamar Boulevard

Austin, Texas 78705

1-877-276-5554 (toll free)

www.dob.texas.gov”

CALIFORNIA

Agent shall make and keep accounts, correspondence, memoranda, papers, books and other records which the California Commissioner of Business Oversight by regulation or order requires, and Agent shall preserve such records for the time specified by such regulation or order.

HAWAII

Agent hereby certifies that it is in compliance, and shall comply, with the recordkeeping and reporting requirements under Title 31 United States Code Section 5311 et seq., 31 Code of Federal Regulations Part 1022, Section 210, and other federal and state laws pertaining to money laundering.

KENTUCKY

Pursuant to the laws of the State of Kentucky, WUNA hereby provides Agent with the following information: WUNA is required to comply with applicable federal and state law.

MAINE

Agent is prohibited from providing the Services to anyone under the age of 18 years.

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MICHIGAN

In the event WUNA’s license is suspended or revoked, the Commissioner shall notify WUNA and order WUNA to send a notice to its Agents directing them to cease providing money transmission services on behalf of WUNA, and the Agents shall immediately cease providing money transmission services as an Agent of WUNA. Agent shall not make any fraudulent or false statement or misrepresentation to a consumer or WUNA or to the Commissioner.

NEW YORK

Agent is prohibited from acting on behalf of the consumer as a courier for the transmission of money, and no Money Order sold may be retained by Agent or any subagent of WUNA. All Money Orders sold must be given by the Agent and any subagent of WUNA to the purchasers of the instruments for their own delivery to the beneficiary. Agent shall not sell any Money Order or money transmission instruments in New York State pursuant to this Agreement unless the name “Western Union Financial Services, Inc.” clearly appears on the face of the instrument.

NORTH CAROLINA

Company appoints Agent as its authorized delegate with authority to engage in money transmission on behalf of WUNA. Neither Company nor Agent may authorize subdelegates without the written consent of the Commissioner of Banks of the State of North Carolina (the “Commissioner”). Company and Agent are subject to supervision and regulation by the Commissioner. Company shall issue a certificate of authority for each Company Service offered at each location at which it conducts licensed activities in North Carolina through authorized delegates such as Agent. The certificate(s) shall be posted in public view at each location of Agent in North Carolina and shall state as follows: “Money transmission on behalf of Western Union Financial Services, Inc. is conducted at this location pursuant to the North Carolina Money Transmitters Act, N.C.G.S. §53-208.41 et seq.”

PENNSYLVANIA

Pursuant to Subsection 12(c) of the Pennsylvania Money Transmitter Act (Act 129), this Agreement shall contain the following provisions: (1) There is consent by the Agent and the person on whose behalf the Agent is acting; (2) The Agent is acting on behalf of the person employing the Agent’s service for the transmission of money; (3) The Agent is subject to the control of the person on whose behalf the Agent is acting, meaning that the licensee or exempted person takes complete financial responsibility for the money being transmitted from the moment an individual initiates the transmission of money until the intended recipient receives the transmitted money; (4) There is no risk of loss to the individual initiating the transaction if the Agent fails to remit the funds to the person on whose behalf the Agent is acting; (5) Receipt of funds by the agent is deemed receipt of funds by the person on whose behalf the agent is acting; (6) The Agent may not provide money transmission outside the scope of activity permissible under the written agreement between the Agent and the person on whose behalf the Agent is acting except to the extent that the Agent is licensed itself or operating as an Agent for another person; (7) Individuals doing business with the Agent are aware that the Agent is working on behalf of the person on whose behalf the Agent is acting.

TEXAS

Agent hereby certifies that it is familiar with and agrees to fully comply with all applicable state and federal laws, rules, and regulations pertaining to money transmission, including Chapter 151 of the Texas Finance Code and rules adopted thereunder, relevant provisions of the Bank Secrecy Act and the USA PATRIOT Act, and Chapter 271 of the Texas Finance Code. Agent agrees to prepare and maintain all records as required by Chapter 151 of the Texas Finance Code or any rule adopted thereunder or as reasonably requested by the Texas Commissioner of Banking. Agent acknowledges that Company, as a license holder under Chapter 151 of the Texas Finance Code, is subject to regulation by the Texas Commissioner of Banking and that, as part of that regulation, the Commissioner may suspend or revoke an authorized delegate designation or require Company to terminate an authorized delegate designation. Agent acknowledges receipt of the WUNA written policies and procedures applicable to Agent’s compliance with applicable state and federal laws. Agent acknowledges that it has been provided the website address through which Agent can access Chapter 151 of the Texas Finance Code and rules adopted pursuant to said chapter (www.dob.texas.gov) and the Bank Secrecy Act and the USA PATRIOT Act (www.msb.gov and www.fincen.gov), and Chapter 271 of the Texas Finance Code (www.dob.texas.gov).

The remainder of this column is intentionally left blank.

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The undersigned have executed the foregoing Agreement to be effective as of the date WUNA signs this Agreement (the “Effective Date”). BY SIGNING THIS AGREEMENT, AGENT AGREES TO THE PROVISIONS HEREIN AND ALL ATTACHMENTS HERETO FOR THE SERVICE TO BE PROVIDED BY AGENT.

AGENT: CUENTAS, INC.

Signature:	/s/ Arik Maimon
(Authorized Representative)

Name:	Arik Maimon	(Print)

Title:	CEO

Date:	10/21/2020

SIGNER MUST INITIAL APPLICABLE LINES BELOW:

AM	Western Union Money Transfer® Services (Part A)

AM Agent Locations

AM On-line Money Transfer

____	Western Union Money Orders® (Part B)

____	Western Union Convenience Pay® Services (Part C)

FOR INTERNAL USE ONLY

WESTERN UNION FINANCIAL SERVICES, INC.

Signature:	/ Carlos A Calvo Chacon
(Authorized Representative)

Name:	Carlos A Calvo Chacon	(Print)

Title:	Agent Database Administrator

Western Union Services to be Offered by Agent:

CCC	Western Union Money Transfer Service (Part A)

CCC	On-line Money Transfer

Effective Date: 12/08/2020

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PART A Description of

Services MONEY

TRANSFER

(ABMT MONEY TRANSFER SERVICES)

1A. Services.

1A.1 During the term of this Agreement, Agent shall offer the On-line Money Transfer Services, which will include WUNA’s Domestic Money Transfer services, International Money Transfer services, Mexico Money Transfer services, and such other funds transfer or funds disbursement services that WUNA may introduce, from time to time.

1A.2 Agent agrees that, during the term of this Agreement and for a period of 90 days thereafter, Agent shall not act as agent for, represent, offer or allow to be offered, through any Channel or otherwise, any other money transfer service or other service similar to any of the Money Transfer Services, including, without limitation, card or ATM based money transfer services except for Agent USA GPR Card to Agent USA GPR Card and Agent USA account to Agent USA account transfers already integrated into the Agent App and system. Agent represents and warrants that Agent is not obligated to offer any money transfer services, through any Channel or otherwise, that compete with the Money Transfer Services. Notwithstanding the preceding, Western Union hereby acknowledges that Agent may offer certain proprietary banking services to its bank customers that may be similar to the Services; however, Agent acknowledges and agrees that it will not act as agent for, represent or offer any other third-party provided service similar to any of the Services.

1A.3 Agent agrees that, if Agent breaches Section 1A.2 WUNA’s remedies at law will not be adequate, and in addition to the other remedies set forth herein, WUNA shall be entitled to specific performance, including appropriate injunctive relief.

2A. Procedures.

2A.1 WUNA shall provide Agent and Agent’s designated employees with reasonable training in the provision of the Money Transfer Services as WUNA deems necessary. WUNA shall furnish Agent with the materials necessary for Agent’s provision of the Money Transfer Services including any information necessary to create the screens, flows, receipts, processes and procedures for use with On-line Money Transfer. Agent shall not use any other forms or other such items in its provision of the Money Transfer Services, without the prior written approval of WUNA. Creation, establishment and integration of On-line Money Transfer Services into Agent’s Website(s) shall be determined upon mutual agreement of WUNA and Agent.

2A.2 For each Money Transfer sent through Agent (through any Channel), Agent shall collect the principal amount of the Money Transfer, the applicable Transaction Fee (as defined below) and any other WUNA service fees that may be applicable. Agent shall not impose any other fee, charge, requirement, or restriction of any kind upon the Money Transfer sender that is not required by WUNA or Applicable Law. With respect to On-line Money Transfer, Agent shall be solely responsible for properly debiting and crediting funds from and to Designated Accounts and resolving any disputes relating thereto, including but not limited to receiving all necessary authorizations, in form and manner, to debit and/or credit a Designated Account and any disputes related thereto, issues regarding the availability of funds in the Designated Account, issues regarding the timing of debits from or credits to a Designated Account, any debits from a Designated Account that are charged back, rejected, returned or withdrawn, any debits or credits to an account other than a Designated Account, and/or any claims of fraud concerning Designated Accounts and/or Account Holders. Agent shall be liable to WUNA for the principal amount of the Money Transfer, the applicable Transaction Fee and any other WUNA service fees that may be applicable, regardless of whether Agent ultimately receives payment therefor. As used herein, “Transaction Fee” means the fee paid by a person or entity for Western Union or its affiliates to complete the sending, processing or pay out of a money transfer or payment transaction, subject to the exclusions listed below. For purposes of calculating the Agent’s commission in Section 5A.1, the items listed below are not considered part of the Transaction Fee, whether (i) separately charged or included in the amount paid or (ii) incurred by WUNA, its affiliate, or another agent or partner, and will be deducted by WUNA prior to it determining the base compensation owed to Agent. The deductible items include: any costs associated with the form or method of funding or payout of a money transfer or payment; debit or credit card processing fees; any processing fees related to transfers to and from bank accounts and other accounts, including any form of wallet or prepaid/stored value cards; third-party processing costs applicable to the processing of a money transfer or payment transaction; additional services offered by WUNA (e.g., home delivery of funds, telephone notification, etc.); any taxes or governmental charges; or foreign exchange gains. WUNA will be entitled to the balance of all compensation and other revenues received for the Money Transfer Service. All fee calculations will be made by WUNA in accordance with the Service Requirements and will be settled in accordance with Section 5A.2.

2A.3 (a) With respect to On-line Receivers, Agent shall credit the Designated Account with good and available funds within one business day of the On-line Receiver’s election to receive pay out of a Money Transfer transaction into a Designated Account.

Part A, Page 1 of 4

(c) Agent shall not impose any fee, charge, requirement, or restriction of any kind upon a Money Transfer recipient that is not required by WUNA or Applicable Law.

2A.4 Agent shall not use the Money Transfer Services to send or receive a Money Transfer on behalf of Agent, or of any principal, officer, director or employee of Agent, or of any member of Agent’s family, as applicable. However, this paragraph shall not be construed to prohibit employees of Agent from sending or receiving Money Transfers in the ordinary course and in customary arm’s-length transactions.

2A.5 Agent agrees that WUNA may establish, from time to time and in WUNA’s sole discretion, both daily and single transaction limits relating to the number and principal amount of transactions that may be transacted through a Channel. WUNA reserves the right to temporarily suspend the Money Transfer Services through any Channel if Agent exceeds a daily Money Transfer limit established by WUNA.

2A.6 Agent shall not advertise, solicit, or negotiate any of the Services in any language other than English or Spanish, without the prior written approval of WUNA.

2A.7 Agent and WUNA shall each perform the obligations related to the development and implementation of the Global Banking Services Gateway, as set forth in Schedule 1 hereto.

3A. Trust Relationship; Liability for Loss.

3A.1 As of the Effective Date, WUNA appoints Agent as its delegate and trustee for the limited purposes of offering the Money Transfer Services for sale to Consumers through the applicable Channels, collecting MT Trust Funds in accordance with the provisions of this Agreement. Agent shall act in a fiduciary capacity and hold the MT Trust Funds in trust for the benefit of WUNA and shall maintain and account for the MT Trust Funds separate and apart from all other funds and monies of Agent. Agent agrees that, in the event Agent commingles MT Trust Funds with any other funds, such funds shall be impressed with a trust to the extent of the MT Trust Funds. Agent shall not acquire by operation of this Agreement, or otherwise, any right, title or interest of any kind in the MT Trust Funds. All MT Trust Funds remain the sole and exclusive property of WUNA. Agent’s financial records shall identify the MT Trust Funds as funds and other property held in trust for the benefit of WUNA.

3A.2 Anything to the contrary notwithstanding, Agent shall safeguard and protect all MT Trust Funds and MT Equipment, if applicable, in its capacity as a fiduciary or trustee entrusted with such cash, similar instruments or equipment for safekeeping. Agent shall be absolutely liable for any loss, theft, seizure, forfeiture or misappropriation of the same until such MT Trust Funds or MT Equipment are received by or are in the possession of WUNA. Agent shall be absolutely liable to WUNA for: (a) all MT Trust Funds and (b) the replacement value of all MT Equipment lost, stolen, destroyed, damaged, misappropriated, seized or forfeited while in Agent’s possession. Within 24 hours after unused MT Equipment provided hereunder have been lost, stolen, destroyed, damaged, misappropriated, seized or forfeited, Agent shall notify WUNA of the serial numbers of such or MT Equipment. However, such notice does not relieve Agent of its liability as provided herein. Agent agrees to pay all MT Trust Funds to WUNA upon demand, regardless of the presence or absence of negligence of Agent, WUNA or any other person or entity.

4A. Remittance of MT Trust Funds. Agent shall deposit all monies (including, without limitation, Money Transfer principal and fees) received by Agent in connection with the provision of the Money Transfer Services and/or the Stored Value Services (the “MT Trust Funds”) into the Trust Account no later than 10:00 a.m., local time at the place of deposit, on the business day following receipt thereof. WUNA will then initiate a draft (via Automated Clearing House or other electronic means) against the Trust Account for the total amount of all funds due WUNA hereunder. If Agent fails to comply with this Section 4A, WUNA may exercise any of the rights and/or remedies set forth in Section 8.3 of the Agreement. WUNA may amend or modify the provisions of this Section 4A, in the following instances: (a) immediately upon notice to Agent, if Agent (i) fails to remit amounts due to WUNA in accordance with this Section 4A, or (ii) breaches any material provision of the Agreement, or (b) upon 10 days prior notice to Agent; however, prior to the conclusion of this 10-day period, Agent may elect to terminate this Agreement by providing WUNA with 30 days’ notice during which time such changes shall not be in effect.

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5A. Payments.

5A.1 Compensation. For each Qualifying Transaction, WUNA will pay Agent the percentage outlined below of the Transaction Fee and the percentage outlined below of the foreign exchange gains. WUNA (and not Agent) will establish the rates by which the currency in which any Qualifying Transaction is sent is converted into the currency that the Qualifying Transaction is paid, and Western Union will calculate any applicable foreign exchange gain or loss. Foreign exchange losses, if any, will be shared in the same percentage as foreign exchange gains. WUNA will pay Agent for Qualifying Transactions as follows: Agent’s commission for each On-line Money Transfer sent or paid through an Agent Website will be REDACTED of the Transaction Fee (“Transaction Fee Commission”) and REDACTED of FX (“FX Share”). For all transactions originating outside the United States, Agent’s compensation will be paid in United States dollars in accordance with WUNA’s settlement and currency conversion arrangements with the originating international agent. If Agent has not achieved more than REDACTED Qualifying Transactions within 24 months of the Effective Date, the Transaction Fee Commission will be REDACTED and FX Share will be REDACTED. If Agent then achieves more than REDACTED Qualifying Transactions in any 12- month period, the Transaction Fee Commission will be REDACTED and the FX Share will be REDACTED.

5A.2 Calculation; Payment; Reports. Agent’s compensation shall be paid as follows: (a) Transaction Fee Commission will be paid monthly in the month following the calendar month in which it was earned, and (b) FX Share will be paid at the end of each calendar quarter in the month following the end of the calendar quarter in which it was earned. Money Transfer principal is not included in the calculation of Agent commissions. Except for the compensation to be paid to Agent as described in Section 5A.1 above, WUNA shall be entitled to the balance of all compensation and other revenues received for or in connection with the Services. WUNA shall pay such compensation to Agent by paper check or by credit (via Automated Clearing House or other electronic means), as determined by WUNA in its sole discretion. WUNA will supply supporting reports to indicate the basis for each Channel’s calculation and to summarize monthly or quarterly, as applicable, performance results

6A. Technology Rights.

6A.1 Title to all computer programs, computer software, microcode, firmware, application programming interfaces, other interfaces, Gateway, source code, including all updates, replacements and copies thereof, provided by WUNA to Agent (“MT Software”) shall remain in WUNA, and no title thereto is transferred to Agent hereby. During the term of this Agreement, Agent is hereby granted a royalty-free, terminable, non-transferable and non-exclusive license to use the MT Software for the sole purpose of providing the Money Transfer Services and for such other purposes as WUNA or its affiliates may specify in writing from time to time. Such license shall terminate upon termination of this Agreement. In order to protect WUNA’s trade secrets in the MT Software Agent shall install MT Software updates within ninety (90) days of distribution by WUNA. At Agent’s expense. Agent shall not reverse engineer, decompile, copy, modify, create derivative works of, transfer, sell, publish or disclose all or part of the MT Software. Agent agrees that the MT Software is proprietary and confidential information of WUNA. 6A.2 Any improvement(s) to the MT Software made or discovered during the Term shall belong exclusively to WUNA. To the extent that Agent contributes, in whole or in part, to any improvement(s) to the MT Software, Agent hereby assigns to WUNA all right, title and interest in and to such improvements. Further, Agent agrees that (a) it will not seek, and that it will require its employees, agents and representatives (including third party contractors) not to seek patent, copyright, trademark, registered design, or other protection for any rights in and to the improvement(s), and (b) it will do and will require its employees, agents and representatives (including third party contractors) to do, at WUNA’s expense, all things and execute all documents as WUNA may reasonably require to vest in WUNA or its nominees any protection for the improvement(s) that the other party deems appropriate.

Part A, Page 3 of 4

7A. Merchandising Standards; Marketing Requirements.

On-line Money Transfer. During the Term and subject to WUNA’s prior approval in each case, Agent shall (a) prominently and continuously advertise and promote the Money Transfer Services and WUNA’s marks on Agent’s consumer home page and no less than three (3) additional uniform resource locators (URLs) on Agent’s Internet web site; (b) communicate and advertise the Money Transfer Services to all Account Holders upon commencement of the offering of the Money Transfer Services and no less than two (2) times per calendar year thereafter.

8A. Termination Responsibilities; Liquidated Damages.

8A.1 Immediately upon expiration or termination of Part A or this Agreement, or upon the closure of Agent Website(s), with respect to that Agent Website(s), Agent shall: (a) stop presenting itself to the public as providing the Services; (b) make no use of WUNA’s intellectual property, Consumer Information or confidential information and return the same to WUNA; (c) refer all calls and consumers regarding the Services to the telephone numbers, locations and/or Internet web sites specified by WUNA and Agent shall not divert any such calls or consumers to a competitor of WUNA or disparage either WUNA or the Services; (d) at Agent’s sole cost and expense, return to WUNA all of the following: state licensing materials (if any), Consumer Information, information and materials of any type relating to WUNA’s security measures and procedures, and any other items that WUNA has provided to Agent; (e) at Agent’s sole cost and expense, remove and (at WUNA’s election) deliver to WUNA or dispose of all signs, displays and other materials containing WUNA’s name or logo (or will permit WUNA to do so at Agent’s sole cost and expense); (f) render a full accounting to WUNA for all Services transacted through Agent and all MT Trust Funds; and (g) pay to WUNA all MT Trust Funds and any other amounts due to WUNA in accordance with the terms of this Agreement. In addition, Agent will post a mutually agreeable notice of alternative locations where Money Transfer Services are available on Agent Website(s), for a period of 90 days following the termination of this Agreement. Upon any termination hereof, WUNA may notify its respective consumers of the termination and direct them to other service locations.

8A.2 If this Agreement is improperly terminated by Agent, or otherwise terminated due to a breach of this Agreement by Agent then, in addition to any other remedies provided herein or otherwise available to WUNA, Agent shall pay WUNA, as liquidated damages, upon demand, an amount equal to: the average monthly consumer fees collected by Agent for the Money Transfer Services provided by WUNA during the 90 days preceding either the date of first breach by Agent or the effective date of such termination (as may be elected by WUNA in its sole discretion), less the actual commissions and bonuses paid to Agent by WUNA during such 90 day period, multiplied by 12 months or the number of months (including any pro rata portion of a month) then-remaining in the Initial Term or the Renewal Term, whichever is less. Agent acknowledges and agrees that the amount calculated and the method of calculation specified above are reasonable, provide a reasonable estimate of WUNA’s probable damages in the event of such termination, and does not constitute a penalty.

9A. Discontinuation and Modification of Service Methods. If WUNA discontinues offering any Service through any particular Service Method (as defined below) or modifies any Service through any particular Service Method, which WUNA may do in its sole discretion, or any other optional service offered by WUNA, WUNA may terminate or amend this Agreement as it concerns such discontinued or modified Service Method. The effective date of such termination or amendment under this Section 9A shall be the date on which WUNA discontinues or modifies such Service Method; provided, however, that WUNA shall use commercially reasonable efforts to notify Agent at least 30 days prior to such termination or amendment. As used herein, “Service Method” means the following Money Transfer Services offered through any Channel: Quick Collect, Quick Cash, optional services of WUNA (including messaging, delivery, telephoning the receiver, etc.) and such other methods of providing the Money Transfer Services that WUNA may introduce from time to time.

/s/ Arik Maimon
Arik Maimon – CEO
Cuentas, Inc. 10/21/2020

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